Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact: Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Second Quarter 2018 Net Income of $15.4 Million

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for second quarter 2018:
▪	Income before taxes of $20.2 million in the second quarter 2018, up 3.2% compared to $19.6 million in the second quarter of 2017
▪	Net income of $15.4 million, up 25.9% compared to $12.2 million in the second quarter of 2017
▪	Return on average assets (ROAA) of 1.26% compared to 1.00% in the second quarter of 2017
▪	Return on average equity (ROAE) of 13.26% compared to 11.05% in the second quarter of 2017
▪	Efficiency ratio of 53.35% compared to 53.33% in the second quarter of 2017 (Non-GAAP measure; see P. 14 for definition)

•	Asset quality remains solid:
o	Nonperforming assets (NPAs) fell by $1.4 million compared to June 30, 2017
o	NPAs to total assets improved to 0.54%, compared to 0.57% at June 30, 2017
o	Quarterly net chargeoffs were equal to 0.02% of average loans on an annualized basis, compared to 0.05% for the second quarter of 2017

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Core (non-maturity) deposits averaged $20.9 million per branch at June 30, 2018
o	Average core deposits were down $821 thousand in the second quarter 2018 compared to the second quarter 2017, however that was driven by a decrease in relatively high cost money market deposits
▪	Excluding money market deposits, core deposits were up $47.2 million or 1.9%
▪	The cost of core deposits declined both including and excluding money market balances

•	Loan portfolio reaches all-time high:
o	Average loans were up $228 million for the second quarter 2018 compared to second quarter of 2017
o	At $3.74 billion as of June 30, 2018, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter 2018 Net Income of $15.4 Million

Glenville, New York – July 23, 2018

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced second quarter 2018 net income of $15.4 million compared to $12.2 million for the second quarter 2017, an increase of 25.9%.  Second quarter 2018 results include the impact of a lower tax rate resulting from the Tax Cuts and Jobs Act.  On a pre-tax basis, earnings rose from $19.6 million in the second quarter 2017 to $20.2 million in the second quarter 2018.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to report a strong second quarter performance, with an increase of 25.9% in net income as compared to the second quarter of 2017.  Solid revenue growth and expense control combined with the lower tax rate to produce these results.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships, which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during the coming year and beyond.”

TrustCo saw continued solid loan growth in the second quarter 2018 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and cash flow from investments, as well as expansion of shareholders equity.  The continued shift toward loans helped sustain the margin despite a decline in mortgage loan yields and higher CD rates.  We note that current mortgage rates exceed the yield on our existing portfolio of mortgages, which, if sustained, will be a positive going forward.  In addition, the cost of our non-maturity deposits remained stable in the second quarter.  The Federal Reserve decision to raise the target Federal Funds rate has contributed to our results as our cash position immediately repriced upward.  Only a portion of the impact of the 25 basis point increase announced on June 13, 2018 is reflected in second quarter results.  Total average deposits were up $32.0 million in the second quarter 2018 versus the prior year.  Core deposits were down a nominal $821 thousand over that time frame, however that was essentially due to a decline of $48.0 million in money market balances.  Because money market balances are by far the highest costing core deposit type, that shift actually resulted in a small decline in the cost of core deposits.  The overall cost of funds increased 12 basis points to 0.47% from the second quarter 2017 to the second quarter 2018.   The shift towards loans in the asset mix, coupled with a 41 basis point increase in the yield on cash and securities more than offset the higher cost of funds, resulting in an 11 basis point gain in net interest margin to 3.32%.   TrustCo’s strong liquidity position continues to allow it to take advantage of opportunities as they arise.

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Details

Average loans were up $228.1 million or 6.6% in the second quarter 2018 over the same period in 2017. Average residential loans, our primary lending focus, were up $246.0 million or 8.3% in the second quarter 2018, over the same period in 2017.  Overall loan growth was constrained by a $22.4 million decline in average outstandings on home equity lines of credit. Average deposits were up $32.0 million or 0.8% for the second quarter 2018 over the same period a year earlier.  The growth in deposits was the result of a $56.7 million increase in average interest bearing checking balances, $16.2 million in average demand balances and $32.9 million in time deposits, partly offset by decreases of $48.0 million in money market balances and $25.6 million in savings balances.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The cost of total deposits increased to 0.42% in the second quarter 2018 from 0.31% in the second quarter 2017.  The cost of core deposits, including demand, declined by slightly less than 1 basis point to 0.13% over this same time frame.  Mr. McCormick noted that, “The year-over-year growth of our loans and our continued strong core deposit base reflect the long term strategic focus of the Company.”

For the second quarter 2018, return on average assets and return on average equity were 1.26% and 13.26%, respectively, compared to 1.00% and 11.05% for the second quarter 2017.  Diluted earnings per share were $0.160 for the second quarter 2018, compared to $0.127 for the second quarter 2017.  Overall expense control remains a key area of focus.  Total operating expenses increased by $1.2 million in the second quarter 2018 as compared to the second quarter 2017, with the most significant increase coming in salaries and benefits.  The increase in expenses was more than offset by a $1.6 million increase in revenue (net interest income plus non-interest income).  The effective tax rate was 23.8% in the second quarter of 2018, compared to 37.5% in the year ago period, reflecting the Tax Cuts and Jobs Act.

For the first half of 2018, return on average assets and return on average equity were 1.24% and 13.17%, respectively, compared to 0.96% and 10.62% for the second quarter 2017.  Diluted earnings per share were $0.313 for the first half of 2018, compared to $0.241 for the first half of 2017.

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At June 30, 2018, our average deposits per branch were $28.8 million, compared to $29.2 million at June 30, 2017.  The decline was due to the opening of 3 branches in the second quarter of 2018; excluding those openings, the average would have been up $325 thousand per branch.  While total deposit growth is important, TrustCo strives to maximize customer relationships through attracting and increasing core deposit balances.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

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Asset quality and loan loss reserve measures continued to improve.  Nonperforming loans (NPLs) were $24.2 million at June 30, 2018, compared to $24.5 million at June 30, 2017.  NPLs were equal to 0.65% of total loans at June 30, 2018, compared to 0.70% at June 30, 2017.  The coverage ratio, or allowance for loan losses to NPLs, was 184.2% at June 30, 2018, compared to 180.0% at June 30, 2017.  Nonperforming assets (NPAs) were $26.7 million at June 30, 2018 compared to $28.1 million at June 30, 2017.  The ratio of loan loss allowance to total loans was 1.19% as of June 30, 2018, compared to 1.26% at June 30, 2017 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.5 million at June 30, 2018 compared to $44.2 million at June 30, 2017.  The provision for loan losses was $300 thousand for the second quarter 2018, compared to $550 thousand in the second quarter 2017.  Net chargeoffs for the second quarter 2018 decreased versus the second quarter 2017, falling to $176 thousand from $436 thousand in the year earlier period.  The annualized net chargeoff ratio was 0.02% for the second quarter 2018, compared to 0.05% in the second quarter 2017.

The net interest margin for the second quarter 2018 was 3.32%, up 11 basis points versus the second quarter 2017, as increases in short term interest rates led to significantly higher earnings on cash, while slightly better returns were also achieved in the investment portfolio.  Loan yields declined slightly, but higher volumes increased interest income.  During the same period, the cost of interest bearing liabilities increased 12 basis points.

At June 30, 2018 the equity to asset ratio was 9.53%, compared to 9.09% at June 30, 2017.  Book value per share at June 30, 2018 was $4.87 compared to $4.66 a year earlier.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2018.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss second quarter 2018 results will be held at 9:00 a.m. Eastern Time on July 24, 2018.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10122231. The call will also be audio webcast at: http://services.choruscall.com/links/trst180724.html, and will be available for one year.

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Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	06/30/18		03/31/18		06/30/17
Summary of operations
Net interest income (TE)	$40,119		39,319		38,553
Provision for loan losses	300		300		550
Noninterest income	4,495		4,679		4,504
Noninterest expense	24,095		24,155		22,913
Net income	15,405		14,808		12,240

Per common share
Net income per share:
- Basic	$0.160		0.154		0.127
- Diluted	0.160		0.153		0.127
Cash dividends	0.066		0.066		0.066
Book value at period end	4.87		4.80		4.66
Market price at period end	8.90		8.45		7.75

At period end
Full time equivalent employees	829		827		813
Full service banking offices	148		145		144

Performance ratios
Return on average assets	1.26%		1.23		1.00
Return on average equity	13.26		13.07		11.05
Efficiency (1)	53.35		54.05		53.33
Net interest spread (TE)	3.24		3.22		3.15
Net interest margin (TE)	3.32		3.29		3.21
Dividend payout ratio	41.08		42.70		51.48

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.52%		9.36		9.08
Consolidated equity to assets	9.53%		9.37		9.09

Asset quality analysis at period end
Nonperforming loans to total loans	0.65		0.68		0.70
Nonperforming assets to total assets	0.54		0.55		0.57
Allowance for loan losses to total loans	1.19		1.21		1.26
Coverage ratio (3)	1.8	x	1.8	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

Page | 6

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/18	06/30/17
Summary of operations
Net interest income (TE)	$79,431	75,966
Provision for loan losses	600	1,150
Noninterest income	9,174	9,231
Noninterest expense	48,250	46,932
Net income	30,213	23,187

Per common share
Net income per share:
- Basic	$0.313	0.242
- Diluted	0.313	0.241
Cash dividends	0.131	0.131
Tangible Book value at period end	4.87	4.66
Market price at period end	8.90	7.75

Performance ratios
Return on average assets	1.24%	0.96
Return on average equity	13.17	10.62
Efficiency (1)	53.70	54.56
Net interest spread (TE)	3.23	3.11
Net interest margin (TE)	3.30	3.17
Dividend payout ratio	41.87	54.31

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

Page | 7

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Interest and dividend income:
Interest and fees on loans	$38,956	38,091	37,914	37,513	36,662
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	787	750	614	465	607
State and political subdivisions	6	7	10	6	11
Mortgage-backed securities and collateralized mortgage obligations - residential	1,675	1,763	1,730	1,815	1,944
Corporate bonds	150	133	148	153	154
Small Business Administration - guaranteed participation securities	333	352	358	380	394
Mortgage-backed securities and collateralized mortgage obligations - commercial	(5)	42	43	22	21
Other securities	4	5	4	4	4
Total interest and dividends on securities available for sale	2,950	3,052	2,907	2,845	3,135

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	244	260	261	276	296
Corporate bonds	-	-	-	102	154
Total interest on held to maturity securities	244	260	261	378	450

Federal Reserve Bank and Federal Home Loan Bank stock	198	77	151	125	134

Interest on federal funds sold and other short-term investments	2,467	2,017	1,779	1,927	1,727
Total interest income	44,815	43,497	43,012	42,788	42,108

Interest expense:
Interest on deposits:
Interest-bearing checking	112	106	107	113	134
Savings	420	419	429	435	435
Money market deposit accounts	452	439	457	469	468
Time deposits	3,439	2,860	2,412	2,247	2,181
Interest on short-term borrowings	283	358	359	345	349
Total interest expense	4,706	4,182	3,764	3,609	3,567

Net interest income	40,109	39,315	39,248	39,179	38,541

Less: Provision for loan losses	300	300	300	550	550
Net interest income after provision for loan losses	39,809	39,015	38,948	38,629	37,991

Noninterest income:
Trustco Financial Services income	1,596	1,815	1,457	1,844	1,425
Fees for services to customers	2,677	2,645	2,597	2,767	2,797
Other	222	219	234	243	282
Total noninterest income	4,495	4,679	4,288	4,854	4,504

Noninterest expenses:
Salaries and employee benefits	10,741	10,422	10,536	10,360	9,559
Net occupancy expense	4,101	4,315	4,140	4,027	4,267
Equipment expense	1,793	1,751	1,465	1,669	1,428
Professional services	1,814	1,430	1,325	1,679	1,963
Outsourced services	1,825	1,925	1,760	1,650	1,500
Advertising expense	670	630	559	699	607
FDIC and other insurance	514	1,023	1,102	1,018	1,012
Other real estate expense, net	294	372	401	275	(4)
Other	2,343	2,287	2,248	2,149	2,581
Total noninterest expenses	24,095	24,155	23,536	23,526	22,913

Income before taxes	20,209	19,539	19,700	19,957	19,582
Income taxes	4,804	4,731	12,338	7,361	7,342

Net income	$15,405	14,808	7,362	12,596	12,240

Net income per common share:
- Basic	$0.160	0.154	0.077	0.131	0.127

- Diluted	0.160	0.153	0.076	0.131	0.127

Average basic shares (in thousands)	96,449	96,353	96,230	96,102	96,003
Average diluted shares (in thousands)	96,580	96,490	96,393	96,205	96,073

Note: Taxable equivalent net interest income	$40,119	39,319	39,259	39,190	38,553

Page | 8

CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/18	06/30/17
Interest and dividend income:
Interest and fees on loans	$77,047	72,706
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,537	1,202
State and political subdivisions	13	23
Mortgage-backed securities and collateralized mortgage obligations - residential	3,438	3,902
Corporate bonds	283	305
Small Business Administration - guaranteed participation securities	685	809
Mortgage-backed securities and collateralized mortgage obligations - commercial	37	44
Other securities	9	8
Total interest and dividends on securities available for sale	6,002	6,293

Interest on held to maturity securities:
Mortgage-backed securities-residential	504	612
Corporate bonds	-	308
Total interest on held to maturity securities	504	920

Federal Reserve Bank and Federal Home Loan Bank stock	275	268

Interest on federal funds sold and other short-term investments	4,484	2,973
Total interest income	88,312	83,160

Interest expense:
Interest on deposits:
Interest-bearing checking	218	258
Savings	839	865
Money market deposit accounts	891	934
Time deposits	6,299	4,464
Interest on short-term borrowings	641	698
Total interest expense	8,888	7,219

Net interest income	79,424	75,941

Less: Provision for loan losses	600	1,150
Net interest income after provision for loan losses	78,824	74,791

Noninterest income:
Trustco Financial Services income	3,411	3,283
Fees for services to customers	5,322	5,434
Other	441	514
Total noninterest income	9,174	9,231

Noninterest expenses:
Salaries and employee benefits	21,163	19,769
Net occupancy expense	8,416	8,376
Equipment expense	3,544	2,984
Professional services	3,244	3,891
Outsourced services	3,750	3,000
Advertising expense	1,300	1,320
FDIC and other insurance	1,537	2,059
Other real estate expense, net	666	495
Other	4,630	5,038
Total noninterest expenses	48,250	46,932

Income before taxes	39,748	37,090
Income taxes	9,535	13,903

Net income	$30,213	23,187

Net income per common share:
- Basic	$0.313	0.242

- Diluted	0.313	0.241

Average basic shares (in thousands)	96,401	95,944
Average diluted shares (in thousands)	96,535	96,034

Note: Taxable equivalent net interest income	$79,431	75,966

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
ASSETS:

Cash and due from banks	$40,567	39,373	44,125	41,598	43,783
Federal funds sold and other short term investments	546,049	577,797	568,615	582,599	663,360
Total cash and cash equivalents	586,616	617,170	612,740	624,197	707,143

Securities available for sale:
U. S. government sponsored enterprises	150,704	151,327	137,994	123,658	128,386
States and political subdivisions	524	525	525	534	536
Mortgage-backed securities and collateralized mortgage obligations - residential	283,252	297,633	315,840	335,530	352,591
Small Business Administration - guaranteed participation securities	61,876	64,113	67,059	69,818	72,858
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	9,573	9,700	9,824	9,903
Corporate bonds	29,977	35,227	40,162	40,381	40,498
Other securities	685	685	685	685	685
Total securities available for sale	527,018	559,083	571,965	580,430	605,457

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	24,730	26,174	27,551	29,268	31,211
Corporate bonds	-	-	-	-	9,997
Total held to maturity securities	24,730	26,174	27,551	29,268	41,208

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	8,779	8,779	8,779	9,723

Loans:
Commercial	190,904	185,129	186,207	187,281	183,035
Residential mortgage loans	3,245,151	3,171,548	3,132,521	3,070,970	2,999,306
Home equity line of credit	295,791	301,885	308,916	311,753	316,674
Installment loans	9,309	8,413	8,763	8,278	8,458
Loans, net of deferred net costs	3,741,155	3,666,975	3,636,407	3,578,282	3,507,473

Less: Allowance for loan losses	44,503	44,379	44,170	44,082	44,162
Net loans	3,696,652	3,622,596	3,592,237	3,534,200	3,463,311

Bank premises and equipment, net	35,521	35,240	35,157	35,028	35,174
Other assets	61,069	62,522	59,579	58,373	58,466

Total assets	$4,940,559	4,931,564	4,908,008	4,870,275	4,920,482

LIABILITIES:
Deposits:
Demand	$404,564	403,782	398,399	397,623	390,120
Interest-bearing checking	925,295	915,163	891,052	862,067	871,004
Savings accounts	1,257,744	1,266,852	1,260,447	1,265,229	1,285,886
Money market deposit accounts	512,453	539,839	556,462	564,557	572,580
Time deposits	1,155,214	1,109,444	1,066,966	1,075,886	1,088,824
Total deposits	4,255,270	4,235,080	4,173,326	4,165,362	4,208,414

Short-term borrowings	182,705	203,910	242,991	216,508	233,621
Accrued expenses and other liabilities	31,769	30,477	33,383	33,477	31,081

Total liabilities	4,469,744	4,469,467	4,449,700	4,415,347	4,473,116

SHAREHOLDERS' EQUITY:
Capital stock	100,093	100,002	99,998	99,562	99,511
Surplus	176,243	175,674	175,651	172,712	172,603
Undivided profits	238,342	229,267	219,436	218,401	212,112
Accumulated other comprehensive loss, net of tax	(9,796)	(8,490)	(1,806)	(3,060)	(3,593)
Treasury stock at cost	(34,067)	(34,356)	(34,971)	(32,687)	(33,267)

Total shareholders' equity	470,815	462,097	458,308	454,928	447,366

Total liabilities and shareholders' equity	$4,940,559	4,931,564	4,908,008	4,870,275	4,920,482

Outstanding shares (in thousands)	96,475	96,359	96,289	96,108	96,015

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

06/30/18	03/31/18	12/31/17	09/30/17	06/30/17
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$767	1,213	1,543	1,696	1,711
Real estate mortgage - 1 to 4 family	21,209	21,424	20,350	20,926	20,639
Installment	6	19	57	30	25
Total non-accrual loans	21,982	22,656	21,950	22,652	22,375
Other nonperforming real estate mortgages - 1 to 4 family	36	38	38	40	41
Total nonperforming loans	22,018	22,694	21,988	22,692	22,416
Other real estate owned	2,569	2,190	3,246	2,879	3,585
Total nonperforming assets	$24,587	24,884	25,234	25,571	26,001

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	2,143	2,154	2,389	1,895	2,112
Installment	-	4	-	-	-
Total non-accrual loans	2,143	2,158	2,389	1,895	2,112
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,143	2,158	2,389	1,895	2,112
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,143	2,158	2,389	1,895	2,112

Total
Loans in nonaccrual status:
Commercial	$767	1,213	1,543	1,696	1,711
Real estate mortgage - 1 to 4 family	23,352	23,578	22,739	22,821	22,751
Installment	6	23	57	30	25
Total non-accrual loans	24,125	24,814	24,339	24,547	24,487
Other nonperforming real estate mortgages - 1 to 4 family	36	38	38	40	41
Total nonperforming loans	24,161	24,852	24,377	24,587	24,528
Other real estate owned	2,569	2,190	3,246	2,879	3,585
Total nonperforming assets	$26,730	27,042	27,623	27,466	28,113

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$(1)	(6)	(86)	(2)	-
Real estate mortgage - 1 to 4 family	150	28	249	613	334
Installment	27	66	50	56	37
Total net chargeoffs	$176	88	213	667	371

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	-	-	(1)	(41)	52
Installment	-	2	-	4	13
Total net chargeoffs	$-	2	(1)	(37)	65

Total
Commercial	$(1)	(6)	(86)	(2)	-
Real estate mortgage - 1 to 4 family	150	28	248	572	386
Installment	27	68	50	60	50
Total net chargeoffs	$176	90	212	630	436

Asset Quality Ratios

Total nonperforming loans (1)	$24,161	24,852	24,377	24,587	24,528
Total nonperforming assets (1)	26,730	27,042	27,623	27,466	28,113
Total net chargeoffs (2)	176	90	212	630	436

Allowance for loan losses (1)	44,503	44,379	44,170	44,082	44,162

Nonperforming loans to total loans	0.65%	0.68%	0.67%	0.69%	0.70%
Nonperforming assets to total assets	0.54%	0.55%	0.56%	0.56%	0.57%
Allowance for loan losses to total loans	1.19%	1.21%	1.21%	1.23%	1.26%
Coverage ratio (1)	184.19%	178.6%	181.2%	179.3%	180.0%
Annualized net chargeoffs to average loans (2)	0.02%	0.01%	0.02%	0.07%	0.05%
Allowance for loan losses to annualized net chargeoffs (2)	63.2	x	123.3	x	52.1	x	17.5	x	25.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.

(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$154,862	787	2.03%	$153,552	607	1.58%
Mortgage backed securities and collateralized mortgage obligations - residential	300,706	1,675	2.23	359,085	1,944	2.17
State and political subdivisions	515	10	7.81	816	16	7.84
Corporate bonds	27,780	150	2.16	42,699	154	1.44
Small Business Administration - guaranteed participation securities	64,886	333	2.05	75,561	394	2.09
Mortgage backed securities and collateralized mortgage obligations - commercial	1,285	(5)	(1.51)	10,003	21	0.84
Other	685	4	2.34	685	4	2.34

Total securities available for sale	550,719	2,954	2.15	642,401	3,140	1.96

Federal funds sold and other short-term Investments	549,378	2,467	1.82	643,557	1,727	1.07

Held to maturity securities:
Corporate bonds	-	-	-	9,996	154	6.16
Mortgage backed securities and collateralized mortgage obligations - residential	25,381	244	3.85	32,188	296	3.68

Total held to maturity securities	25,381	244	3.85	42,184	450	4.27

Federal Reserve Bank and Federal Home Loan Bank stock	8,943	198	8.86	9,709	134	5.52

Commercial loans	187,157	2,444	5.22	183,382	2,401	5.24
Residential mortgage loans	3,205,035	32,914	4.11	2,958,994	30,943	4.18
Home equity lines of credit	298,489	3,391	4.61	320,872	3,131	3.90
Installment loans	8,669	213	9.98	8,029	194	9.66

Loans, net of unearned income	3,699,350	38,962	4.22	3,471,277	36,669	4.23

Total interest earning assets	4,833,771	44,825	3.72	4,809,128	42,120	3.50

Allowance for loan losses	(44,551)			(44,429)
Cash & non-interest earning assets	124,099			130,998

Total assets	$4,913,319			$4,895,697

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$906,641	112	0.05%	$849,965	134	0.06%
Money market accounts	529,421	452	0.35	577,464	468	0.32
Savings	1,260,656	420	0.14	1,286,282	435	0.14
Time deposits	1,135,630	3,439	1.23	1,102,777	2,181	0.79

Total interest bearing deposits	3,832,348	4,423	0.47	3,816,488	3,218	0.34
Short-term borrowings	189,611	283	0.61	226,455	349	0.62

Total interest bearing liabilities	4,021,959	4,706	0.47	4,042,943	3,567	0.35

Demand deposits	396,783			380,611
Other liabilities	28,653			28,026
Shareholders' equity	465,924			444,117

Total liabilities and shareholders' equity	$4,913,319			$4,895,697

Net interest income, tax equivalent		40,119			38,553

Net interest spread			3.24%			3.15%

Net interest margin (net interest income to total interest earning assets)			3.32%			3.21%

Tax equivalent adjustment		(10)			(12)

Net interest income		40,109			38,541

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Six months ended			Six months ended
	June 30, 2018			June 30, 2017
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$155,723	1,537	1.97%	$148,054	1,202	1.62%
Mortgage backed securities and collateralized mortgage obligations - residential	307,194	3,438	2.24	363,496	3,902	2.15
State and political subdivisions	515	20	9.37	844	35	8.29
Corporate bonds	30,523	283	1.85	42,143	305	1.45
Small Business Administration - guaranteed participation securities	65,990	685	2.08	77,068	809	2.10
Mortgage backed securities and collateralized mortgage obligations - commercial	5,507	37	1.34	10,046	44	0.88
Other	685	9	2.63	685	8	2.34

Total securities available for sale	566,137	6,009	2.12	642,336	6,305	1.96

Federal funds sold and other short-term Investments	539,219	4,484	1.68	642,348	2,973	0.93

Held to maturity securities:
Corporate bonds	-	-	-	9,994	308	6.16
Mortgage backed securities and collateralized mortgage obligations - residential	26,086	504	3.86	33,240	612	3.68

Total held to maturity securities	26,086	504	3.86	43,234	920	4.26

Federal Reserve Bank and Federal Home Loan Bank stock	8,861	275	6.21	9,645	268	5.56

Commercial loans	186,405	4,858	6.25	185,474	4,830	5.21
Residential mortgage loans	3,177,041	65,172	4.11	2,935,620	61,310	4.18
Home equity lines of credit	302,368	6,601	4.40	325,579	6,216	3.82
Installment loans	8,518	418	9.88	8,128	363	8.93

Loans, net of unearned income	3,674,332	77,049	4.20	3,454,801	72,719	4.21

Total interest earning assets	4,814,635	88,321	3.68	4,792,364	83,185	3.47

Allowance for loan losses	(44,472)			(44,333)
Cash & non-interest earning assets	124,483			130,575

Total assets	$4,894,646			$4,878,606

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$892,288	218	0.05%	$829,615	258	0.06%
Money market accounts	538,230	891	0.33	578,728	934	0.32
Savings	1,260,509	839	0.13	1,280,552	865	0.14
Time deposits	1,108,413	6,299	1.15	1,118,274	4,464	0.80

Total interest bearing deposits	3,799,440	8,247	0.44	3,807,169	6,521	0.34
Short-term borrowings	211,874	641	0.61	228,078	698	0.61

Total interest bearing liabilities	4,011,314	8,888	0.45	4,035,247	7,219	0.36

Demand deposits	391,702			375,610
Other liabilities	28,891			27,408
Shareholders' equity	462,739			440,341

Total liabilities and shareholders' equity	$4,894,646			4,878,606

Net interest income, tax equivalent		79,431			75,966

Net interest spread			3.23%			3.11%

Net interest margin (net interest income to total interest earning assets)			3.30%			3.17%

Tax equivalent adjustment		(7)			(25)

Net interest income		79,424			75,941

Page | 13

Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

Tangible Equity to Tangible Assets	06/30/18	03/31/18	06/30/17

Total Assets	$4,940,559	4,931,564	4,920,482
Less: Intangible assets	553	553	553
Tangible assets	4,940,006	4,931,011	4,919,929

Equity	470,815	462,097	447,366
Less: Intangible assets	553	553	553
Tangible equity	470,262	461,544	446,813
Tangible Equity to Tangible Assets	9.52%	9.36%	9.08%
Equity to Assets	9.53%	9.37%	9.09%

	Three months ended			Six months ended
Efficiency Ratio	06/30/18	03/31/18	06/30/17	06/30/18	06/30/17

Net interest income (fully taxable equivalent)	$40,119	39,319	38,553	79,431	75,966
Non-interest income	4,495	4,679	4,504	9,174	9,231
Less: Net gain on sale of nonperforming loans	-	-	84	-	84
Revenue used for efficiency ratio	44,614	43,998	42,973	88,605	85,113

Total noninterest expense	24,095	24,155	22,913	48,250	46,932
Less: Other real estate expense, net	294	372	(4)	666	495
Expense used for efficiency ratio	23,801	23,783	22,917	47,584	46,437

Efficiency Ratio	53.35%	54.05%	53.33%	53.70%	54.56%

Page | 14